EXHIBIT 99.1
PURCHASE AND SALE AGREEMENT
     PYRAMID OIL COMPANY, a California corporation (“Seller”), and BARRY SWITZER FAMILY, L.L.C., an Oklahoma limited liability company, whose address is 700 W. Timberdell Rd., Norman, Oklahoma 73072 and HUNTER MILLER FAMILY, L.L.C., an Oklahoma limited liability company, whose address is 2221 W. Lindsey Street, Suite 201, Norman, Oklahoma 73069 (collectively “Buyers”), agree this 28th day of July, 2010, as follows:
     1. The Working Interest. Seller represents and warrants that Seller owns a 12.5% working interest (subject to the prior conveyance by Seller pursuant to the UGC Farmout Agreement, defined below) in the following real and personal property (collectively called the “Assets”):
(i) that certain Oil and Gas Lease (the “Franklin Lease”) dated June 20, 2007, by and between Minerva S. McCelvey, et al, as lessor and Continental Land Resources, LLC, as Lessee, a memorandum of which is recorded in Volume 453, Page 175 of the Deed Records of McMullen County, Texas, covering 2715.90 acres of land in McMullen County, Texas, as amended by First Amendment dated as of November 19, 2009, recorded in Volume 1477, Page 461 of the Deed Records of McMullen County, Texas; (ii) that certain Oil and Gas Lease (the “Mason Lease”) dated May 23, 2007, by and between Alberta Martin Mason, et al, as lessor and Continental Land Resources, L.L.C., a memorandum of which is recorded in Volume 453, Page 178 of the Deed Records of McMullen County, Texas, covering 2987.18 acres of land in McMullen County, Texas, (the Franklin Lease and the Mason Lease being sometimes collectively referred to herein as the “Leases”); and (iii) the equipment and personal property associated with the Leases;
     Subject to the terms and provisions of the following instruments and agreements, to the extent that such terms and provisions relate to the Leases:
     (1) That certain Exploration Agreement dated August 30, 2007, by and between Foxborough Energy Company, L.L.C., Lara Energy, Inc. and J&P Family Properties, Ltd. (collectively “Foxborough, et. al.”) and Commonwealth Investment Corporation (“Commonwealth”), as amended by the Cross Conveyance and Stipulation dated August 31, 2009 (such agreement, as amended, hereinafter referred to as the “Exploration Agreement”);
     (2) That certain Farmout Agreement (the “UGC Farmout Agreement”) dated August 31, 2009, by and between Grantor and others, as farmors, and Union Gas Corporation, as farmee; as amended by First Amendment dated as of March 1, 2010; and
     (3) That certain Joint Operating Agreement dated August 31, 2009, by and between Union Gas Operating Company, as operator, and Grantor and others as non-operators.
     2. Purchase and Sale. Seller agrees to sell and Buyers agree to buy a 5% working interest (including all associated reversionary rights) in and to the Assets, subject to the assignments by Seller pursuant to the UGC Farmout Agreement (the “Assigned Interest”). The purchase price for the Assigned Interest is $306,146, which Buyers agree to pay upon delivery of an assignment in form and substance reasonably acceptable. Each Buyer is acquiring 50% of the Assigned Interest and paying 50% of the purchase price.
     3. Assignment. Seller agrees to execute and deliver to Buyers, from time to time, such assignments and other and additional instruments, notices, division orders, transfer orders and other documents, and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Buyers the intended interest in the Assets.
     This Purchase and Sale Agreement and the assignment of the Assigned Interest to Buyers is effective as of 7:00 a.m. local time at the location of the Assets on July 28, 2010 (“Effective Time”).
     IN WITNESS WHEREOF, Seller and Buyers have executed this Purchase and Sale Agreement on the date set forth above, but effective for all purposes as of the Effective Time.

PYRAMID OIL COMPANY, a California corporation
By:	/s/ John H. Alexander
John H. Alexander, President

By:	/s/ Lee. G. Christianson
Lee G. Christianson, Corporate Secretary

BARRY SWITZER FAMILY, L.L.C.
By:	/s/ Barry Switzer
Barry Switzer, Manager

HUNTER MILLER FAMILY, L.L.C.
By:	/s/ Hunter Miller
Hunter Miller, Manager

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